EXHIBIT 10.6


                             PARTICIPATION AGREEMENT

                       Portion of South Pelto Blocks 2 & 9

     This Participation Agreement ("Agreement") is made and entered into effective as of the 17th day of July 2006 (the "Effective Date"), by and between Newfield Exploration Company ("Newfield") and Ridgewood Energy Corporation ("Ridgewood"). Newfield and Ridgewood are also sometimes hereinafter referred to collectively as the "Parties" or individually as a "Party".

                                   WITNESSETH:

     WHEREAS, on June 23, 2006, Newfield and Apache Corporation ("Apache") entered into an Option Agreement ("Option Agreement"), a copy of which is attached hereto as Exhibit "C" and made a part hereof for all purposes; and

     WHEREAS, pursuant to the Option Agreement, Newfield may, among other things, acquire an undivided fifty percent (50%) of Apache's one hundred percent (100%) operating rights in and to the NE/4 of OC-G02924 and the S/2 SE/4 of OCS-G14352 (the "Contract Area") by drilling and completing the Earning Well; and

     WHEREAS, Newfield has heretofore presented the prospect to Apache as called for in the Option Agreement and submitted to Apache Newfield's AFE No. 12109 for drilling the Initial Test Well on OCS-G02924; and

     WHEREAS, Apache has elected, pursuant to the Option Agreement, to participate in drilling the Initial Test Well; and

     WHEREAS, Ridgewood has reviewed in detail the Option Agreement and desires to (i) acquire an undivided 33.33% of Newfield's rights and interests under the Option Agreement and (ii) assume an undivided 33.33% of Newfield's duties and obligations under the Option Agreement.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the sufficiency of which is hereby acknowledged, Newfield does hereby assign to Ridgewood an undivided 33.33% of Newfield's rights and interests in the Option Agreement and Ridgewood does hereby assume an undivided 33.33% of Newfield's duties and obligations under the Option Agreement subject to the following;

     1) An undivided 2% of 6/6ths overriding royalty interest on all oil, gas and other minerals produced and saved from the Contract Area in favor of Newfield (the "Newfield ORRI"), which shall be borne entirely by the operating rights acquired by Ridgewood hereunder. The Newfield ORRI shall be free of all costs of acquiring, exploring, operating, developing, producing and maintaining in force and effect the oil and gas lease(s) comprising the Contract Area, except the proportionate share of severance, production and other like taxes applicable to the Newfield ORRI. Newfield shall have the option to take the Newfield ORRI in kind on the same terms and conditions provided in the applicable oil and gas lease(s).


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          (a) The Newfield ORRI shall be calculated by multiplying the Newfield
     ORRI percentage by the volumes of the oil, gas, distillate, condensate, casinghead gas and other liquid and vaporous hydrocarbons produced, saved and sold from or allocable to the Contract Area or lands unitized or pooled therewith, under the terms of the oil and gas lease(s) comprising the Contract Area. The Newfield ORRI shall be calculated and paid in the same manner and subject to the same terms and conditions as the lessor's royalty under the oil and gas lease(s) comprising the Contract Area, except that royalty reduction, royalty relief or royalty holidays provided by lessor will not affect the Newfield ORRI.

          (b) The Newfield ORRI may be pooled and unitized in the same manner and under the same and identical terms, conditions and provisions as the lessor's royalty may be pooled and unitized under the terms of the oil and gas lease(s) to which the Newfield ORRI applies.

     2) An undivided 3% proportionately reduced overriding royalty interest in favor of Fairfield Industries, Inc. described in that certain Letter Agreement by and between Newfield, Apache, Fairfield Industries, Inc. and Fairfield Royalty Corp. dated June 7, 2006. A copy of the June 7, 2006 Letter Agreement is attached hereto as Exhibit "B" and made a part hereof for all purposes.

     3) All operations conducted on the Contract Area shall be performed in accordance with and shall be subject to the terms and provisions of the Option Agreement and the Operating Agreement attached hereto as Exhibit "D". The Operating Agreement will be revised to include Ridgewood as a working interest party.

     4) Within five (5) business days from the execution of this Agreement and Newfield's receipt of an approved "consent to assign" from Apache, Ridgewood will deliver to Newfield the following:

          (a) an executed original of Newfield's Authority for Expenditure No. 12109 ("AFE") for the Initial Test Well, attached hereto as Exhibit "A", revised by Newfield to reflect Ridgewood's participation in the Initial Test Well and each participating parties associated cost interest, via facsimile and overnight mail, and

          (b) an executed original Operating Agreement via overnight mail.

     5) All notices, requests or demands to be given under this Agreement shall be in writing and shall be deemed to have been given (i) three (3) business days after being sent by registered mail or certified mail, postage prepaid, or (ii) on the day sent, if hand delivered or sent by facsimile, with receipt confirmed and verbal confirmation, in each case addressed as follows or to such other address as may have been furnished in writing to the other Parties hereto in accordance herewith:

 If to Newfield:                               If to Ridgewood:
 ---------------                               ----------------
 Newfield Exploration Company                  Ridgewood Energy Company
 363N. Sam Houston Parkway East, Suite 2020    11700 Old Katy Road, Suite 280
 Houston, TX 77060                             Houston, Texas 77079
 Attention: Land Manager GOM                   Attention: Mr. W. Greg Tabor
 Office Phone: (281) 847-6037                  Office Phone: (281) 293-8449
 Fax Number:   (281) 847-6094                  Fax Number:   (281) 293-7705



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     6) This Agreement shall be binding upon each Party and their successors and assigns. An assignment by a Party of any lands affected by this Agreement shall be made expressly subject to, and the assignee shall expressly agree to assume and comply with, the terms and provisions of this Agreement and the Operating Agreement.

     IN WITNESS WHEREOF, this instrument is executed by each of the Parties on the dates noted below, but shall be effective as of the Effective Date hereinabove first written.


WITNESSES:                                 NEWFIELD EXPLORATION COMPANY
                                           (MMS GOM No. 1364)


/s/ Susan E. Harris                        By:   /s/ W. M. Blumenshine
---------------------------                      -----------------------------
/s/ Rachelle Taylor                        Name:     W. M. Blumenshine
---------------------------                Title:    Vice President - Land



WITNESSES:                                 RIDGEWOOD ENERGY COMPANY
                                           (MMS GOM No. 1308)


/s/ Donna Ermis                            By:   /s/ W. Greg Tabor
---------------------------                      -----------------------------
/s/ Tina Doughty                           Name:     W. Greg Tabor
                                           Title:    Executive Vice President



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